UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas		79701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 11, 2012, Concho Resources Inc. (the “Company”), through its wholly owned subsidiary, COG Operating LLC, entered into a definitive asset purchase agreement with Three Rivers Operating Company LLC and certain affiliated entities (collectively, “Three Rivers”) to acquire (the “Acquisition”) all of Three Rivers’ oil and gas leases, interests, properties and related assets. On July 2, 2012, the Company closed the Acquisition for aggregate consideration of approximately $1.0 billion in cash. The properties acquired by the Company from Three Rivers in the Acquisition are located in the Permian Basin of West Texas and Southeast New Mexico, including positions in the Company’s northern Delaware Basin play, the Midland Basin Wolfberry play and the emerging southern Midland Basin horizontal Wolfcamp and Cline shale plays. The cash consideration used in the Acquisition was funded with borrowings under the Company’s credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: July 2, 2012	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Corporate Secretary